Exhibit 21.1

SUBSIDIARIES OF BILL.COM HOLDINGS, INC.

Name	Ownership	Jurisdiction
Bill.com, LLC	100% owned by Bill.com Holdings, Inc.	Delaware
6220 America Center Drive, Suite 100
San Jose, CA 95022

Bill.com Canada, LLC	100% owned by Bill.com Holdings, Inc.	Delaware
6220 America Center Drive, Suite 100
San Jose, CA 95022

DivvyPay, LLC	100% owned by Bill.com Holdings, Inc.	Delaware
13707 South 200 West
Draper, UT 84020

Divvy Peach, LLC	100% owned by DivvyPay, LLC	Delaware
13707 South 200 West
Draper, UT 84020

Divvy Credit 1, LLC	100% owned by DivvyPay, LLC	Delaware
13707 South 200 West
Draper, UT 84020

Phlo, Inc.	100% owned by DivvyPay, LLC	Delaware
13707 South 200 West
Draper, UT 84020